Exhibit No. (21)

KIMBERLY-CLARK CORPORATION

CONSOLIDATED SUBSIDIARIES

The following list includes subsidiaries of Kimberly-Clark Corporation as of December 31, 2013. Certain subsidiaries are not named because they were not significant in the aggregate. The place of incorporation or organization is next to the name of the company.

1194127 Ontario Inc., Ontario, Canada
Abdelia Comercial Ltda., Brazil
Avent de Honduras, S.A. de C.V., Honduras
Avent Holdings, LLC, Delaware
Avent, Inc., Delaware
Avent S. de R.L. de C.V., Mexico
Avent Slovakia, Inc., Delaware
Bacraft Industria de Papel Ltda., Brazil
Badgers LLC, Delaware
Badgers II LLC, Delaware
Ballard Medical Products (Canada) Inc., Canada
Beco, Inc., Wisconsin
* Bonster S.A., Luxembourg
*Chapel Valley Housing II, LLC, Wisconsin
Colombiana Kimberly Colpapel S.A., Colombia
Comercializadora de Fibra Guaicaipuro, C.A., Venezuela
Comercializadora de Repuestos Industriales Guaicaipuro, C.A., Venezuela
Delaware Overseas Finance, Inc., Delaware
Dr. Fred Goebel Patentverwaltung GmbH, Germany
Durafab, Inc., Texas
Excell Paper Sales Company, Pennsylvania
Excell Paper Sales LLC, Delaware
Fisbra Industria e Comercio de Produtos Higienicos Limitada, Brazil
Gerinconfort Industria e Comercio de Productos Higienicos Ltda., Brazil
Hercules Global Investments, Cayman Islands
*Hogla-Kimberly Holdings AS, Turkey
*Hogla-Kimberly Limited, Israel
*Hogla-Kimberly Marketing Limited, Israel
Hoosiers LLC, Delaware
Hoosiers II LLC, Delaware
Housing Horizons, LLC, Texas
I-Flow, LLC, Delaware
I-Flow Holdings, LLC, Delaware
Jackson International Holdings, Inc., Delaware
Jackson Products, Inc., Delaware
Jackson Products, Ltd., United Kingdom

Jackson Safety Canada, Ltd., Ontario, Canada
*Janesville School Apartments, LLC, Wisconsin
K-C Advertising, Inc., Delaware
K-C Antioquia Global Ltda., Colombia
K-C Cauca Ltda., Colombia
K-C Equipment Finance LP, United Kingdom
K-C Guernsey I Limited, Isle of Guernsey
K-C Guernsey II Limited, Isle of Guernsey
K-C Nevada, Inc., Nevada
K.C.S.A. Holdings (Pty) Limited, South Africa
Kalayaan Land Corporation, Philippines
KCA Super Pty Limited, Australia
KCSSA East Africa Limited, Africa
KCSSA West Africa Limited, Africa
Kimberly Bolivia S.A., Bolivia
Kimberly-Clark (Barbados) Holding Ltd., Barbados
Kimberly-Clark (China) Company Ltd, China
Kimberly-Clark (Cyprus) Limited, Cyprus
Kimberly-Clark (Hong Kong) Limited, Hong Kong
Kimberly-Clark (Nanjing) Care Products Co. Ltd., China
Kimberly-Clark (Nanjing) Personal Hygienic Products Co. Ltd, China
Kimberly-Clark (Singapore) Finance Pte. Ltd, Singapore
Kimberly-Clark (Trinidad) Ltd., Trinidad & Tobago
Kimberly-Clark Amsterdam Holdings, B.V., Netherlands
Kimberly-Clark Argentina S.A., Argentina
Kimberly-Clark Asia Holdings Pte. Ltd, Singapore
Kimberly-Clark Asia Pacific Headquarters Pte. Ltd, Singapore
Kimberly-Clark Asia Pacific Pte. Ltd, Singapore
Kimberly-Clark Australia Consolidated Holdings Pty Limited, Australia
Kimberly-Clark Australia Holdings Pty Limited, Australia
Kimberly-Clark Australia Pty Limited, Australia
Kimberly-Clark B.V., Netherlands
Kimberly-Clark Bahrain Holding Company S.P.C., Bahrain
Kimberly-Clark Brasil Holdings Limitada, Brazil
Kimberly-Clark Brasil Industria e Comercio de Produtos de Higiene Ltda, Brazil
Kimberly-Clark Brazil Holdings, LLC, Delaware
Kimberly-Clark Canada Holdings ULC, British Colombia, Canada
Kimberly-Clark Canada Inc., Ontario, Canada
Kimberly-Clark Canada International Holdings Inc., Ontario, Canada
Kimberly-Clark Canada Services Corporation, Ontario, Canada
Kimberly-Clark Canada U.K. Holding Limited, United Kingdom
Kimberly-Clark Cayman Islands Company, Cayman Islands
Kimberly-Clark Cayman Islands Holding Company, Cayman Islands
* Kimberly-Clark Central American Holdings, S.A., Panama
Kimberly-Clark Chile S.A., Chile
Kimberly-Clark Colombia Holding Limitada, Colombia

* Kimberly-Clark Costa Rica Limitada, Costa Rica
* Kimberly-Clark de Centro America, S.A., El Salvador
Kimberly-Clark Denmark Holdings ApS, Denmark
Kimberly-Clark Dominican Republic S.A., Dominican Republic
Kimberly-Clark Dominicana, S.A., Dominican Republic
Kimberly-Clark Dutch Holdings B.V., Netherlands
Kimberly-Clark Ecuador S.A., Ecuador
Kimberly-Clark Ede Holdings B.V., Netherlands
Kimberly-Clark Europe Limited, United Kingdom
Kimberly-Clark European Investment B.V., Netherlands
Kimberly-Clark European Services Limited, United Kingdom
Kimberly-Clark Far East Pte. Limited, Singapore
Kimberly-Clark Finance Limited, United Kingdom
*Kimberly-Clark Financial Services, Inc., Tennessee
Kimberly-Clark Germany Holding GmbH, Koblenz
Kimberly-Clark Global Finance Ltd., Bermuda
Kimberly-Clark Global Sales, LLC, Delaware
Kimberly-Clark GmbH (Austria), Austria
Kimberly-Clark GmbH (Germany), Germany
Kimberly-Clark GmbH (Switzerland), Switzerland
*Kimberly-Clark Guatemala, Limitada, Guatemala
Kimberly-Clark Health Care Inc., Delaware
Kimberly-Clark Hellas EPE, Greece
Kimberly-Clark Holding Limited, United Kingdom
Kimberly-Clark Holding srl, Italy
Kimberly-Clark Holland Holdings B.V., Netherlands
*Kimberly-Clark Honduras, S.de R.L. de C.V., Honduras
Kimberly-Clark Hygiene Products Private Limited, India
Kimberly-Clark Inc., Ontario, Canada
Kimberly-Clark Industrial Solutions Mexico, S. de R.L. de C.V., Mexico
Kimberly-Clark Innovacion Global Ltda., Colombia
Kimberly-Clark Innovation Corporation, South Korea
Kimberly-Clark Integrated Services Corporation, Delaware
Kimberly-Clark International Services Corporation, Delaware
Kimberly-Clark International, S.A., Panama
Kimberly-Clark Investering Finance Corporation Limited, United Kingdom
Kimberly-Clark Kazakhstan Limited Liability Partnership, Kazakhstan
Kimberly-Clark Latin America Inc. y Cia, S.C., Spain
Kimberly-Clark Latin America Investments, Inc., Delaware
Kimberly-Clark Latin America, Inc., Delaware
Kimberly-Clark LDA, Portugal
*Kimberly-Clark Lever Private Limited, India
Kimberly-Clark Limited, United Kingdom
Kimberly-Clark Luxembourg Finance S.à r.l., Luxembourg
Kimberly-Clark Luxembourg Holdings S.à r.l., Luxembourg
Kimberly-Clark Luxembourg S.à r.l., Luxembourg

Kimberly-Clark Magyarorszag Kft., Hungary
Kimberly-Clark Manufacturing (Thailand) Limited, Thailand
Kimberly-Clark Mediterranean Finance Company Ltd., Malta
Kimberly-Clark N.V., Belgium
Kimberly-Clark Netherlands Holdings B.V., Netherlands
Kimberly-Clark Noordzee Cooperatief U.A., Netherlands
Kimberly-Clark North Asia (HK) Limited, Hong Kong
Kimberly-Clark of South Africa (Pty) Ltd., South Africa
Kimberly-Clark OOO, Russia
Kimberly-Clark Pacific Finance Company, Cayman Islands
Kimberly-Clark Pacific Holdings Pty Limited, Australia
Kimberly-Clark Paper (Shanghai) Co. Ltd, China
Kimberly-Clark Paraguay, S.A., Paraguay
Kimberly-Clark Patriot Holdings, Inc., Cayman Islands
Kimberly-Clark Pennsylvania, LLC, Delaware
Kimberly-Clark Pension Trusts Ltd., United Kingdom
Kimberly-Clark Personal Hygienic Products Co. Ltd., Beijing, China
Kimberly-Clark Peru S.R.L., Peru
Kimberly-Clark Philippines Inc., Philippines
Kimberly-Clark Polska Sp. Z.o.o., Poland
Kimberly-Clark Products (M) Sdn. Bhd., Malaysia
Kimberly-Clark Produtos Para Saude Limitada, Brazil
Kimberly-Clark Puerto Rico, Inc., Delaware
Kimberly-Clark Regional Services (M) Sdn. Bhd., Malaysia
Kimberly-Clark S.L.U., Spain
Kimberly-Clark s.r.l., Italy
Kimberly-Clark s.r.o., Czech Republic
Kimberly-Clark SAS, France
Kimberly-Clark Scandinavia ApS, Denmark
Kimberly-Clark Services Asia-Pacific Pty Limited, Australia
Kimberly-Clark Services, Inc., Delaware
Kimberly-Clark Singapore Pte. Ltd., Singapore
Kimberly-Clark Southeast Asia Holdings Pte. Ltd., Singapore
Kimberly-Clark Southern Africa (Holdings) (Pty) Ltd., South Africa
Kimberly-Clark Taiwan, Cayman Islands
Kimberly-Clark Thailand Limited, Thailand
Kimberly-Clark Trading (M) Sdn. Bhd., Malaysia
Kimberly-Clark Trading Kft, Hungary
Kimberly-Clark Treasury Asia-Pacific, Australia
*Kimberly-Clark Tuketim Mallari Sanayi ve Ticaret A.s., Turkey
Kimberly-Clark Tulip Holdings, B.V., Netherlands
Kimberly-Clark U.K. Operations Limited, United Kingdom
Kimberly-Clark Ukraine LLC, Ukraine
Kimberly-Clark Uruguay S.A. (formerly Industrial Mimosa S.A.), Uruguay
Kimberly-Clark Utrecht Holdings BV, Netherlands
Kimberly-Clark Venezuela, C.A., Venezuela

Kimberly-Clark Ventures, LLC, Delaware
Kimberly-Clark Vietnam Holdings Pte. Ltd., Singapore
Kimberly-Clark Vietnam Ltd., Vietnam
Kimberly-Clark Worldwide Australia Holdings Pty. Limited, Australia
Kimberly-Clark Worldwide Taiwan Investment Limited, Taiwan
Kimberly-Clark Worldwide, Inc., Delaware
Kimberly-Clark Zimbabwe (Private) Limited, South Africa
*Kimnica, Sociedad Anonima, Nicaragua
KS & J Industria e Comercio Limitada, Brazil
La Ada de Acuna, S. de R.L. de C.V., Mexico
Lafayette-Lahr, LLC, Indiana
LaSalle Apartments, LLC, Wisconsin
LeClaire Apartments, L.L.C., Wisconsin
Maharlika Water Services Corporation, Philippines
Main-Lake, LLC, Wisconsin
Manlak Waste Recovery (Pty) Limited, South Africa
Microcuff GmbH (Germany), Germany
Mimo S.A., Argentina
Minnetonka Limitada, Brazil
Minnetonka Overseas Investments Limited, Cayman Islands
*Molett Marketing Limited, Israel
National Terminal Apartments Limited Liability Company, Ohio
*New Glarus School Apartments, LLC, Wisconsin
Nueva Arizona S.A., Argentina
Papeles del Cauca S.A., Colombia
P.T. Kimberly-Clark Indonesia, Indonesia
Ridgeway Insurance Company Limited, Bermuda
Ropers II LLC, Delaware
Safemaster Oy, Finland
Safeskin (B.V.I.) Limited, Virgin Islands (U.K.)
Safeskin Corporation (Thailand) Limited, Thailand
Safeskin Medical & Scientific (Thailand) Limited, Thailand
Scott Executive Pension Trustees Limited, United Kingdom
SK Corporation, Taiwan
SYZYGY, Inc., Delaware
Taiwan Scott Paper Corporation, Taiwan
TCB GenPar, LLC, Texas
TCB LimPar, LLC, Delaware
Technology Systems S.A., Argentina
Texans II LLC, Delaware
The Texas Company Building, L.P., Texas
Three Rivers Timber Company, Washington
Tri-Med Specialties, Inc., Kansas
Unified Resource Services Mexico, S. de R.L. de C. V., Mexico
*Yuhan-Kimberly Limited, South Korea
* Indicates a company that is not wholly owned directly or indirectly by the Corporation.